Exhibit 10.1

First Amendment to Board Services Agreement

This First Amendment to Board Services Agreement dated July 22, 2022 (the “First Amendment”) is to that certain Board Services Agreement dated July 13, 2022, by and between Galaxy Gaming, Inc. (“Galaxy”) and Meredith Brill (“Brill”) (the “Board Services Agreement”). The Board Services Agreement as amended by this First Amendment are collectively hereinafter referred to as the “Agreement.”

Recitals

Whereas, Brill has elected not to accept a portion of the stock compensation provided to her under the Board Services Agreement;

Whereas, Galaxy respects Brill’s decision to decline a portion of the compensation provided under the Board Services Agreement;

Now Therefore, the parties agree as follows:

1.
Amendment to Section 3. Section 3 of the Board Services Agreement shall be deleted in its entirety and the following Section 3 inserted and read in its entirety as follows:

“3. Compensation. As compensation for the services provided herein, the Company shall pay to Brill the following compensation:

a.
Annual total compensation equivalent to $150,000.00, split 60/40 percent amongst cash and stock. The 60% cash portion of compensation will be paid in 12 monthly installments (in the amount of $7500.00 per month), one month in arrears.
b.
Beginning after July 2022, grants of Restricted Stock equivalent to one quarter (1/4) of the 40% of total compensation. Such shares are granted quarterly in arrears and vested immediately upon grant. The shares are priced when granted, using the 30-day trailing average of the stock price for Company stock as reported on the OTC market. The Restricted Stock grant shall be controlled by, and subject to the Plan.
c.
Amounts due under Section 3(b) above for July of 2022 and under 3 (c) above for Q3 2022, will be prorated from the date Brill commences Board service.
d.
All grants of stock under this Agreement subject to the terms of the Galaxy Gaming 2104 Equity Incentive Plan (the “Plan”).”

Except as modified by this First Amendment, all other terms of the Board Services Agreement remain unchanged. In the event of a conflict between the terms of the Board Services Agreement and this First Amendment, the terms of this First Amendment shall apply. No modification may be made to the Board Services Agreement or this First Amendment except in writing and signed by the Parties.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered on the date above.

Exhibit 10.1

Galaxy Gaming, Inc. Meredith Brill, an Individual

By:__________________ By:___________________________

Todd Cravens, President & CEO